UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2014

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. was held on May 16, 2014.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1. Election of Directors: Our shareholders elected the following 13 directors to each serve a one-year term expiring on the date of the 2015 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Lloyd C. Blankfein	314,728,607	8,021,412	2,114,881	58,929,121
M. Michele Burns	316,113,930	7,925,348	825,622	58,929,121
Gary D. Cohn	319,892,871	4,264,430	707,599	58,929,121
Claes Dahlbäck	315,325,227	8,082,119	1,457,554	58,929,121
William W. George	313,834,863	9,532,606	1,497,431	58,929,121
James A. Johnson	283,592,942	39,742,778	1,529,180	58,929,121
Lakshmi N. Mittal	313,215,291	10,855,203	794,406	58,929,121
Adebayo O. Ogunlesi	315,932,422	8,033,889	898,589	58,929,121
Peter Oppenheimer	319,722,146	4,410,849	731,905	58,929,121
James J. Schiro	314,524,591	9,564,838	775,471	58,929,121
Debora L. Spar	316,011,271	8,059,506	794,123	58,929,121
Mark E. Tucker	317,227,935	6,828,037	808,928	58,929,121
David A. Viniar	320,455,093	3,715,072	694,735	58,929,121

2. Advisory Vote to Approve Executive Compensation (Say on Pay): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
270,000,913	53,729,083	1,134,904	58,929,121

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2014.

For	Against	Abstain
379,910,392	3,071,654	811,975

4. Shareholder Proposal Regarding Proxy Access for Shareholders: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
10,311,460	312,771,187	1,782,253	58,929,121

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: May 19, 2014	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel